News Release
Investor Contact: Jeffrey Geyer, Jeffrey.Geyer@molinahealthcare.com, 305-317-3012
Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-951-1588

Molina Healthcare Reports First Quarter 2026 Financial Results
Reaffirms Full Year 2026 Premium Revenue and Adjusted Earnings Guidance
Long Beach, Calif., April 22, 2026 – Molina Healthcare, Inc. (NYSE: MOH) (the “Company”) today reported first quarter 2026 GAAP income per diluted share of $0.27 and adjusted income per diluted share of $2.35. Financial results are summarized below:

	Three months ended
	March 31,
	2026	2025

(In millions, except per-share results)
Premium Revenue	$10,172	$10,628
Total Revenue	$10,796	$11,147

GAAP:
Net Income	$14	$298
EPS – Diluted	$0.27	$5.45
Medical Care Ratio (MCR)	91.1%	89.2%
G&A Ratio	7.2%	6.9%
Pre-tax Margin	0.3%	3.5%

Adjusted:
Net Income	$120	$333
EPS – Diluted	$2.35	$6.08
G&A Ratio	6.9%	6.3%
Pre-tax Margin	1.6%	3.9%

See the Reconciliation of Unaudited Non-GAAP Financial Measures at the end of this release.

Quarter Highlights
•As of March 31, 2026, the Company served approximately 5.0 million members.
•Premium revenue was approximately $10.2 billion for the first quarter of 2026.
•First quarter 2026 GAAP income per diluted share of $0.27 and adjusted income per diluted share of $2.35.
•The Company reaffirmed its full year 2026 guidance of expected premium revenue of approximately $42 billion and adjusted earnings of at least $5.00 per diluted share.

“We are pleased with our first quarter results and continued disciplined approach to medical cost management,” said Joseph Zubretsky, President and Chief Executive Officer. “Medical cost trend was modestly favorable to our expectations, and our reaffirmed full year 2026 premium revenue and adjusted earnings guidance reflect a prudent view of full year results at this early point in the year. We look forward to updating you on our three-year outlook at our Investor Day event on Friday, May 8th.”

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Molina Healthcare, Inc. Reports First Quarter 2026 Financial Results

April 22, 2026
Premium Revenue
Premium revenue was approximately $10.2 billion for the first quarter of 2026, a decrease of 4% year over year. The lower premium revenue reflects the impact of lower Medicaid membership due to general market contraction and the expiration of our Medicaid contract in Virginia, and a decrease in Marketplace membership resulting from our product and pricing strategy.

Net Income
GAAP net income for the first quarter of 2026 was $0.27 per diluted share, a decrease of 95% year over year, and reflects a $93 million impairment of intangible assets related to the Company’s planned exit of the Medicare Advantage-Part D product for 2027. Adjusted net income for the first quarter of 2026 was $2.35 per diluted share, a decrease of 61% year over year.

Medical Care Ratio (MCR)
•The consolidated MCR for the first quarter of 2026 was 91.1%.
•The Medicaid MCR for the first quarter of 2026 was 92.0%, reflecting the January 1st rate cycle and medical cost trend that was moderately favorable to the Company’s expectations.
•The Medicare MCR for the first quarter of 2026 was 89.8%, and in line with the Company’s expectation, reflecting pricing and benefit adjustments implemented for 2026.
•The Marketplace MCR for the first quarter of 2026 was 84.0%. Within that result, approximately 450 basis points was due to prior year risk adjustment and continued program integrity initiatives by the Centers for Medicare and Medicaid Services. Excluding these items, the Marketplace MCR was approximately 79.5% and in line with the Company’s expectations.

General and Administrative Expense Ratio
The G&A ratio and the adjusted G&A ratio for the first quarter of 2026 were 7.2% and 6.9%, respectively, and reflect the timing of operating expenses.

Balance Sheet
Cash and investments at the parent company were approximately $213 million as of March 31, 2026, compared to $223 million as of December 31, 2025.
Days in claims payable at March 31, 2026, was 44, lower than typical due to the timing of payments at the end of the quarter.

Cash Flow
Operating cash flow for the three months ended March 31, 2026, was $1,082 million, compared to $190 million for the three months ended March 31, 2025. The increase in cash flow for the period year-over-year was driven mainly by the timing of government receivables and payables.

2026 Guidance
Premium revenue guidance for the full year is unchanged and expected to be approximately $42 billion, a decline of approximately 2% from the full year 2025.
The Company expects its full year 2026 GAAP earnings to be at least $1.90 per diluted share and reaffirms its full year 2026 adjusted earnings of at least $5.00 per diluted share. When the Company reports its second quarter of 2026 results, it expects to update full year 2026 guidance to reflect the first and second quarter results, which provide a time-tested base off of which to project the second half of 2026.

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Molina Healthcare, Inc. Reports First Quarter 2026 Financial Results

April 22, 2026
Conference Call
Management will host a conference call and webcast to discuss Molina Healthcare’s first quarter March 31, 2026 results, at 8:00 a.m. Eastern Time on Thursday, April 23, 2026. The number to call for the interactive teleconference is (877) 883-0383 and the confirmation number is 4352622. A telephonic replay of the conference call will be available through Thursday, April 30, 2026, by dialing (855) 669-9658 and entering confirmation number 6456388. A live audio broadcast of this conference call will be available on Molina Healthcare’s investor relations website, investors.molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company, provides managed healthcare services under the Medicaid and Medicare programs and through the state insurance marketplaces. For more information about Molina Healthcare, please visit molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This earnings release and the Company’s accompanying oral remarks contain forward-looking statements. The Company intends such forward-looking statements to be covered under the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements provide current expectations of future events based on certain assumptions, and all statements other than statements of historical fact contained in this earnings release and the Company’s accompanying oral remarks may be forward-looking statements. In some cases, you can identify forward-looking statements by words such as “guidance,” “future,” “anticipates,” “believes,” “embedded,” “estimates,” “expects,” “growth,” “intends,” “plans,” “predicts,” “projects,” “will,” “would,” “could,” “can,” “may,” or the negative of these terms or other similar expressions. Forward-looking statements contained in this earnings release include, but are not limited to, statements regarding the Company’s 2026 guidance and long-term performance outlook, trends with respect to rates, utilization, and medical costs, including the timing thereof and the anticipated impact on the Company’s business, and our management’s plans and objectives for future operations and business strategy.
Actual results could differ materially due to numerous known and unknown risks and uncertainties. These risks and uncertainties are discussed under the headings “Forward-Looking Statements,” and “Risk Factors,” in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2025, which is on file with the U.S. Securities and Exchange Commission (the “SEC”), and in the Company’s other filings with the SEC, including its Quarterly Report on Form 10-Q for the period ended March 31, 2026, to be filed with the SEC.
These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, the Company can give no assurances that its forward-looking statements will prove to be accurate, or that any other results or developments projected or contemplated by its forward-looking statements will in fact occur, and the Company cautions investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of April 22, 2026, and, except as otherwise required by law, the Company disclaims any obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations.
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Molina Healthcare, Inc. Reports First Quarter 2026 Financial Results

April 22, 2026
MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,
	2026	2025

	(In millions, except per-share amounts)
Revenue:
Premium revenue	$10,172	$10,628
Premium tax revenue	504	388
Investment income	98	108
Other revenue	22	23
Total revenue	10,796	11,147
Operating expenses:
Medical care costs	9,270	9,479
General and administrative expenses	779	774
Premium tax expenses	504	388
Depreciation and amortization	39	48
Impairment	93	—
Other	28	25
Total operating expenses	10,713	10,714
Operating income	83	433
Interest expense	54	43
Income before income tax expense	29	390
Income tax expense	15	92
Net income	$14	$298

Net income per share – Diluted	$0.27	$5.45

Diluted weighted average shares outstanding	51.0	54.8

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Molina Healthcare, Inc. Reports First Quarter 2026 Financial Results

April 22, 2026
MOLINA HEALTHCARE, INC.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2026	2025
	Unaudited
	(Dollars in millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$5,314	$4,248
Investments	3,937	4,008
Receivables	3,420	3,533
Prepaid expenses and other current assets	655	655
Total current assets	13,326	12,444
Property, equipment, and capitalized software, net	300	301
Goodwill and intangible assets, net	2,092	2,195
Restricted investments	312	299
Deferred income taxes, net	215	178
Other assets	146	147
Total assets	$16,391	$15,564

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$4,941	$4,887
Amounts due government agencies	1,685	1,326
Accounts payable, accrued liabilities and other	1,161	1,093
Deferred revenue	401	66
Total current liabilities	8,188	7,372
Long-term debt	3,767	3,766
Finance lease liabilities	180	184
Other long-term liabilities	176	173
Total liabilities	12,311	11,495
Stockholders’ equity:
Common stock, $0.001 par value, 150 million shares authorized; outstanding: 52 million shares at March 31, 2026, and 51 million at December 31, 2025	—	—
Preferred stock, $0.001 par value; 20 million shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	471	452
Accumulated other comprehensive (loss) income	(7)	15
Retained earnings	3,616	3,602
Total stockholders’ equity	4,080	4,069
Total liabilities and stockholders’ equity	$16,391	$15,564

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Molina Healthcare, Inc. Reports First Quarter 2026 Financial Results

April 22, 2026
MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2026	2025

	(In millions)
Operating activities:
Net income	$14	$298
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39	48
Deferred income taxes	(30)	13
Share-based compensation	33	27
Impairment	93	—
Other, net	—	2
Changes in operating assets and liabilities:
Receivables	113	(90)
Prepaid expenses and other current assets	(86)	(56)
Medical claims and benefits payable	54	(81)
Amounts due government agencies	359	(32)
Accounts payable, accrued liabilities and other	79	(268)
Deferred revenue	335	252
Income taxes	79	77
Net cash provided by operating activities	1,082	190
Investing activities:
Purchases of investments	(249)	(189)
Proceeds from sales and maturities of investments	295	331
Purchases of property, equipment, and capitalized software	(27)	(22)
Net cash paid in business combinations	—	(245)
Other, net	(8)	2
Net cash provided by (used in) investing activities	11	(123)
Financing activities:
Proceeds from borrowings under credit facility and term loans	—	650
Common stock purchases	—	(500)
Common stock withheld to settle employee tax obligations	(14)	(36)
Other, net	(6)	33
Net cash (used in) provided by financing activities	(20)	147
Net increase in cash, cash equivalents, and restricted cash and cash equivalents	1,073	214
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of period	4,348	4,741
Cash, cash equivalents, and restricted cash and cash equivalents at end of period	$5,421	$4,955

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Molina Healthcare, Inc. Reports First Quarter 2026 Financial Results

April 22, 2026
MOLINA HEALTHCARE, INC.
UNAUDITED SEGMENT DATA
(Dollars in millions)

	March 31,	December 31,	March 31,
	2026	2025	2025
Ending Membership by Segment:
Medicaid	4,498,000	4,568,000	4,812,000
Medicare	229,000	262,000	260,000
Marketplace	305,000	655,000	662,000
Other	2,000	6,000	18,000
Total	5,034,000	5,491,000	5,752,000

	Three Months Ended March 31,
	2026			2025
	Premium Revenue	Medical Margin	MCR (1)	Premium Revenue	Medical Margin	MCR (1)

Medicaid	$7,927	$631	92.0%	$8,130	$791	90.3%
Medicare	1,517	154	89.8	1,468	172	88.3
Marketplace	724	116	84.0	1,004	183	81.7
Other	4	1	88.4	26	3	87.7
Consolidated	$10,172	$902	91.1%	$10,628	$1,149	89.2%

(1)The MCR represents medical costs as a percentage of premium revenue.

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Molina Healthcare, Inc. Reports First Quarter 2026 Financial Results

April 22, 2026
MOLINA HEALTHCARE, INC.
CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in millions)

The Company’s claims liabilities include additional reserves to account for moderately adverse conditions based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. The Company’s reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior year” represent the amounts by which the original estimates of claims and benefits payable at the beginning of the year were more than the actual liabilities based on information (principally the payment of claims) developed since those liabilities were first reported. The following table presents the components of the change in medical claims and benefits payable for the periods indicated:

	Three Months Ended
	March 31,
	2026	2025

	Unaudited
Medical claims and benefits payable, beginning balance	$4,887	$4,640
Components of medical care costs related to:
Current year	9,523	9,665
Prior year	(253)	(186)
Total medical care costs	9,270	9,479
Payments for medical care costs related to:
Current year	5,883	5,789
Prior year	3,628	3,684
Total paid	9,511	9,473
Acquired balances, net of post-acquisition adjustments	—	245
Change in non-risk and other payables	295	(87)
Medical claims and benefits payable, ending balance	$4,941	$4,804

Days in Claims Payable (1)	44	46

__________________
(1)The Company calculates Days in Claims Payable using claims incurred but not paid, or IBNP, and other fee-for-service payables included in medical claims and benefits payable, and quarterly fee-for-service related costs included in medical care costs within the Company’s consolidated financial statements.

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Molina Healthcare, Inc. Reports First Quarter 2026 Financial Results

April 22, 2026
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES
(In millions, except per diluted share amounts)

The Company believes that certain non-GAAP (generally accepted accounting principles) financial measures are useful supplemental measures to investors in comparing the Company’s performance to the performance of other public companies in the health care industry. The non-GAAP financial measures are also used internally to enable management to assess the Company’s performance consistently over time. These non-GAAP financial measures, presented below, should be considered as supplements to, and not as substitutes for or superior to, GAAP measures.
Adjustments represent additions and deductions to GAAP net income as indicated in the table below, which include the non-cash impact of amortization of acquired intangible assets, acquisition-related expenses, impairments, and the impact of certain expenses and other items that management believes are not indicative of longer-term business trends and operations.
Adjusted G&A Ratio represents the GAAP G&A ratio, recognizing adjustments.
Adjusted net income represents GAAP net income recognizing the adjustments, net of tax. The Company believes that adjusted net income is helpful to investors in assessing the Company’s financial performance.
Adjusted net income per diluted share represents adjusted net income divided by weighted average common shares outstanding on a fully diluted basis.
Adjusted pre-tax margin represents adjusted income before income tax expense, divided by total revenue.

	Three Months Ended March 31,
	2026		2025
	Amount	Per Diluted Share	Amount	Per Diluted Share
GAAP Net income	$14	$0.27	$298	$5.45
Adjustments:
Amortization of intangible assets	$10	$0.20	$21	$0.39
Acquisition-related expenses (1)	21	0.41	23	0.41
Impairment (2)	93	1.83	—	—
Other (3)	21	0.41	2	0.03
Subtotal, adjustments	145	2.85	46	0.83
Income tax effect	(39)	(0.77)	(11)	(0.20)
Adjustments, net of tax	106	2.08	35	0.63
Adjusted net income	$120	$2.35	$333	$6.08

__________________
(1)Reflects non-recurring costs associated with acquisitions, including various transaction and certain integration costs.
(2)This impairment charge results from the Company’s decision to exit the Medicare Advantage Prescription Drug product for 2027 as that product does not align with the Company’s strategic shift to focus exclusively on dual eligible members in Medicare.
(3)The three months ended March 31, 2026 primarily includes non-recurring termination benefits, and the three months ended March 31, 2025 includes non-recurring litigation costs.
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Molina Healthcare, Inc. Reports First Quarter 2026 Financial Results

April 22, 2026
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES (CONTINUED)
2026 GUIDANCE

	Amount	Per Diluted Share (2)
GAAP Net income	$97	$1.90
Adjustments:
Acquisition-related expenses	66	1.28
Amortization of intangible assets	36	0.71
Impairment	93	1.83
Other	21	0.41
Subtotal, adjustments	216	4.23
Income tax effect (1)	(57)	(1.13)
Adjustments, net of tax	159	3.10
Adjusted net income	$256	$5.00

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(1)Income tax effect calculated at the statutory tax rate of approximately 26.8%.
(2)Computations assume approximately 51.1 million diluted weighted average shares outstanding.

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